UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 8, 2025

Date of Report (Date of earliest event reported)

AIRSHIP AI HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40222	93-4974766
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8210 154th Ave NE Redmond, WA	98052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 462-4250

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AISP	The Nasdaq Stock Market LLC
Warrants	AISPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2025, Airship AI, Holdings, Inc. (the “Company”) entered into warrant exercise inducement offer letter (the “Inducement Letter”) with the holder (the “Holder”) of its existing common stock warrants exercisable for an aggregate of 2,162,162 shares of its common stock (collectively, the “Existing Warrants”), to exercise its Existing Warrants at the existing exercise price of $4.50 per share, in exchange for the Company’s agreement to issue new common stock warrants to purchase 2,702,702 shares of common stock at an exercise price per share of $6.20 (the “Inducement Warrants”). The aggregate gross proceeds to be received from the exercise of the Existing Warrants is expected to be approximately $9,729,729, before deducting financial advisory fees. The Company intends to use the net proceeds from the exercise of the Existing Warrants for working capital and general corporate purposes.

The shares of common stock issuable upon exercise of the Existing Warrants are registered for issuance pursuant to a registration statement on Form S-3 (File No. 333-284462), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 31, 2025.

In consideration for the immediate exercise of the Existing Warrants for cash, the Holder received the Inducement Warrants in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Inducement Warrants have an exercise price of $6.20 per share, are immediately exercisable and will be exercisable for five and one-half years from the date of issuance.

The Inducement Warrants and the shares of common stock underlying the Inducement Warrants offered in the private placement have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 with the SEC within twenty days of the closing to register the resale of the shares of common stock underlying the Inducement Warrants.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Existing Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Inducement Warrants pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. The description of the Inducement Warrants under Item 1.01 of this Current Report is incorporated herein by reference. The form of the Inducement Warrants is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Inducement Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSHIP AI HOLDINGS, INC.

Dated: October 9, 2025	By:	/s/ Victor Huang
	Name:	Victor Huang
	Title:	Chief Executive Officer

4